Exhibit 99.1
Gravity Water Intermediate Holdings LLC
Combined Financial Statements
December 31, 2023

Gravity Water Intermediate Holdings LLC
Index

December 31, 2023
Page(s)

Report of Independent Auditors	1-2

Combined Financial Statements

Balance Sheet	3

Statement of Operations	4

Statement of Changes in Partner Net Investment	5

Statement of Cash Flows	6

Notes to Financial Statements	7-20

Report of Independent Auditors

To the Management of Gravity Oilfield Services, Inc.
Opinion
We have audited the accompanying combined financial statements of Gravity Water Intermediate Holdings LLC (the "Company"), which comprise the combined balance sheet as of December 31, 2023, and the related combined statements of operations, of changes in parent net investment and of cash flows for the year then ended, including the related notes (collectively referred to as the "combined financial statements").
In our opinion, the accompanying combined financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors' Responsibilities for the Audit of the Combined Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the Combined Financial Statements
Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the combined financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for one year after the date the combined financial statements are available to be issued.
Auditors' Responsibilities for the Audit of the Combined Financial Statements
Our objectives are to obtain reasonable assurance about whether the combined financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors' report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined financial statements.

PricewaterhouseCoopers LLP, 1000 Louisiana St., Suite 5800, Houston, TX 77002 T: (713) 356 4000, www.pwc.com/us

In performing an audit in accordance with US GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the combined financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.
We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/PricewaterhouseCoopers LLP
Houston, Texas
November 22, 2024

Gravity Water Intermediate Holdings LLC
Combined Balance Sheet

December 31, 2023
The accompanying notes are an integral part of these combined financial statements.

Gravity Water Intermediate Holdings LLC
Combined Statement of Operations

Year Ended December 31, 2023
The accompanying notes are an integral part of these combined financial statements.

Gravity Water Intermediate Holdings LLC
Combined Statement of Changes in Parent Net Investment

Year Ended December 31, 2023
The accompanying notes are an integral part of these combined financial statements.

Gravity Water Intermediate Holdings LLC
Combined Statement of Cash Flows

Year Ended December 31, 2023
The accompanying notes are an integral part of these combined financial statements.

Gravity Water Intermediate Holdings LLC

Notes to Combined Financial Statements December 31, 2023
Except as noted within the context of each footnote disclosure, the dollar amounts presented in the tabular data within these footnote disclosures are stated in thousands of dollars. Unless the context requires otherwise, references to “we”, “us”, “our”, or “the Company” are intended to mean the combined business and operations of Gravity Water Intermediate Holdings LLC and its wholly-owned subsidiaries (“GWM”).

1.Organization and Basis of Presentation

Gravity Water Intermediate Holdings LLC and its wholly-owned subsidiaries Gravity Water Midstream LLC, Gravity Midstream Operating LLC and McKenzie Energy Partners, LLC (collectively, the “Gravity Water Midstream Businesses” or the “Business”) provide water midstream solutions to the U.S. onshore oil and natural gas industry with services in the oil and gas basins located primarily in the states of Texas and North Dakota. The Business includes water infrastructure (consisting of water disposal and water sourcing) which include saltwater disposal services and the delivery of recycled and sourced water to our customers.

Basis of Presentation. Effective January 1, 2024, Gravity Oilfield Services Inc. (“Gravity”) bifurcated its power and water operations into two entities: Gravity Rental Holdings LLC and Gravity Water Holdings LLC. Concurrently, Gravity Water Holdings LLC formed its wholly-owned subsidiary Gravity Intermediate Holdings LLC to hold its investments in Gravity Water Midstream LLC, Gravity Midstream Operating LLC and McKenzie Energy Partners, LLC.

These combined financial statements were prepared on a stand-alone basis and have been derived from the consolidated financial statements and accounting records of Gravity. The Business has not operated as a separate stand-alone legal entity and is comprised of its wholly-owned subsidiaries and other component operations of Gravity. These combined financial statements are presented as carve-out financial statements and reflect the combined historical results of operations, financial position and cash flows of the Business for the period presented as historically managed within Gravity in conformity with generally accepted accounting principles in the United States (“GAAP”). The combined financial statements may not be indicative of the Business’s future performance and do not necessarily reflect what the financial position, results of operations, and cash flows would have been had it operated as a stand-alone company during the period presented.

All intracompany transactions have been eliminated. All intercompany transactions between the Business and Gravity have been included in these combined financial statements. For those transactions between the Business and Gravity that are historically settled in cash, the Business has reflected such balances in the combined balance sheet as affiliate receivable. The aggregate net effect of such transactions that are not historically settled in cash has been reflected in the combined balance sheet as parent net investment and in the combined statement of cash flows as a financing activity.

Gravity utilizes a centralized treasury management function for financing its operations. The Business did not maintain separate bank accounts. The cash generated and used by our operations is deposited to Gravity’s centralized accounts, which are commingled with the cash of other entities controlled by Gravity. The cash and cash equivalents held by Gravity have not been assigned to the Business for the period presented, as the balances are not directly attributable to the Business. The Business reflects transfers of cash to and from Gravity’s cash management system as a component of parent net investment in the combined balance sheet. Gravity’s third-party long-term debt and the related interest expense have been allocated to the Business for the period presented as the Business was jointly and severally liable for such debt.

Gravity Water Intermediate Holdings LLC

Notes to Combined Financial Statements December 31, 2023

Historically, Gravity and its affiliates provide a variety of services to the Business. The combined statement of operations includes expense allocations for services and certain support functions that are provided on a centralized basis within Gravity such as treasury, accounting, information technology, human resources, and legal services. These allocations were based on direct usage when identifiable, with the remainder allocated on a basis of the percentage of operating expenses, the percentage of utilization of resources or headcount. The Business believes the basis from which the expenses have been allocated are a reasonable reflection of the utilization of services provided to, or the benefit received by, the Business during the period presented. These allocated amounts, however, are not necessarily indicative of the actual amounts that might have been incurred or realized had the Business operated as a separate stand-alone entity during the period presented. Consequently, these combined financial statements do not necessarily represent the results the Business would have achieved if we had operated as a separate stand- alone entity from Gravity during the period presented. See Note 10.

In preparing the accompanying combined financial statements, the Company has reviewed, as determined necessary by management, events that have occurred after December 31, 2023, up until these combined financial statements were made available for issuance, which occurred on November 22, 2024. See Note 13.

2.Summary of Significant Accounting Policies

Accounts Receivable and Allowance for Credit Losses. Accounts receivable represent amounts due from customers, net of any related allowance for credit losses. We estimate our allowance for losses on accounts receivable based on historical collections and expectations for future collections and regularly review accounts for collectability. After all collection efforts are exhausted, if the balance is still determined to be uncollectable, the balance is written off. We believe the allowance is reasonable; however, actual write-offs may significantly exceed the recorded allowance. Bad debt expense totaled less than $0.1 million for the year ended December 31, 2023 and are included in general and administrative expenses in the accompanying combined statement of operations.

The following table summarizes the activity in the allowance for credit losses:

Asset Retirement Obligations. We record an asset retirement obligation (“ARO”) as a liability, and a matching asset retirement cost, at the present value of estimated costs of plugging, site reclamation and similar activities associated with our saltwater disposal wells. We utilize estimates and current retirement costs to estimate the expected cash outflows for retirement obligations. We also estimate the productive life of the disposal wells, our risk-adjusted interest rate and an inflation factor in order to determine the current present value of this obligation. Our ARO liability is included in other long-term liabilities and the matching asset retirement cost is included in property and equipment, net on the combined balance sheet at December 31, 2023.

Gravity Water Intermediate Holdings LLC

Notes to Combined Financial Statements December 31, 2023
The following table reflects the changes in ARO for the year ended December 31, 2023:

Concentrations of Credit Risk. Financial instruments, which potentially subject us to concentration of credit risk, consist primarily of trade accounts receivable. Our customer base consists primarily of multi-national and independent oil and natural gas producers. We perform ongoing credit evaluations of our customers but generally do not require collateral on our trade accounts receivable.

For the year ended December 31, 2023, one customer comprised 12% of combined revenue and three customers comprised approximately 42% of outstanding receivables at December 31, 2023.

Debt Issuance Costs, Original Issue Discount and Deferred Financing Costs. Costs incurred in connection with the issuance of term loan debt and original issue discount are recorded as a reduction of the carrying amount of the related debt. Deferred financing costs related to line-of-credit arrangements are recorded as other noncurrent assets. Costs deferred are amortized over the life of the underlying debt instruments as an adjustment to interest expense. Allocated debt issuance costs of $1.3 million and original issue discount of $2.6 million are included as a reduction of the allocated carrying amount of the Gravity Term Loan (which is classified as current portion of long-term debt) and allocated deferred financing costs of $0.1 million are included in other noncurrent assets as of December 31, 2023. See Note 4.

Environmental. We are subject to extensive federal, state and local environmental laws and regulations. These laws, which are constantly changing, regulate the discharge of materials into the environment and may require us to remove or mitigate the adverse environmental effects of disposal or release of petroleum, chemical and other substances at various sites. Environmental expenditures are expensed or capitalized depending on the future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefit are expensed. Liabilities for expenditures of a noncapital nature are recorded when environmental assessment and/or remediation is probable, and the costs can be reasonably estimated.

Impairment of Long-Lived Assets. Long-lived assets are reviewed for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable (a “triggering event”). Recoverability of assets to be held and used is measured by a comparison of the carrying amount of such assets to estimated undiscounted future cash flows expected to be generated by the assets. Expected future cash flows and carrying values are aggregated at their lowest identifiable level, which is at the asset group level. If the carrying amount of such assets exceeds their estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of such assets exceeds the fair value of the assets. We had no such impairment in 2023.

Gravity Water Intermediate Holdings LLC

Notes to Combined Financial Statements December 31, 2023
Income Taxes. GWM is a limited liability company treated as a disregarded entity for U.S. federal and state income tax purposes. Consequently, GWM’s results have historically been included in the U.S. federal income tax return and U.S. state income tax filings of Gravity. GWM has computed its provision for income taxes on a separate return basis in these combined financial statements. The separate return method applies the accounting guidance for income taxes to the stand-alone financial statements as if GWM was a separate taxpayer and a stand-alone enterprise for the period presented. The calculation of income taxes for the GWM on a separate return basis requires judgment and use of both estimates and allocations. However, as discussed in Note 1, the combined financial statements are presented as carve-out financial statements and reflect the combined historical results of operations of the Business for the period presented as historically managed within Gravity.

Deferred income tax assets and liabilities are based on enacted tax rates applicable to the future period when those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion of the deferred tax assets will not be realized. We recognize interest and penalties related to uncertain tax positions as a component of income tax expense. We believe that we have appropriate support for the income tax positions taken and to be taken on our tax returns, and that our accruals for tax liabilities are adequate for all open tax years based on an assessment of many factors including experience and interpretations of tax laws applied to the facts of each matter.

We recognize a tax benefit from an uncertain tax position when it is more likely than not that the position will be sustained upon examination, based on the technical merits of the position. The tax benefit recorded is equal to the largest amount that is greater than 50% likely to be realized through effective settlement with a taxing authority.

Inventory. Inventory, consisting primarily of pipe and casing, sourced water and related items are stated at the lower of cost or net realizable value, with cost being determined on the average cost method.

Litigation Reserves. The Company estimated its reserves related to litigation based on the facts and circumstances specific to the litigation and its experience with similar claims.

Parent Net Investment. The Business’s equity on the combined balance sheet represents Gravity’s net investment in the Business, the accumulated net earnings after taxes and the net effect of the transactions with and allocations from Gravity. See Note 10.

Property and Equipment. Property and equipment are recorded at cost. Expenditures for repairs and maintenance are charged to expense as incurred, and additions and improvements that significantly extend the lives of the assets are capitalized. Upon sale or retirement of depreciable property, the cost and accumulated depreciation are removed from the related accounts and any gain or loss is reflected in the combined statement of operations.

Gravity Water Intermediate Holdings LLC

Notes to Combined Financial Statements December 31, 2023
Property and equipment are depreciated on the straight-line method and the estimated useful lives of the assets are as follows:

If there is an indication that there has been a significant change in depreciation rate, useful life or residual value of an asset, the depreciation of that asset is revised prospectively to reflect the new estimates.

Revenue Recognition. Revenues are generated upon the performance of contracted services under formal and informal contracts with direct customers. Services are generally priced by the hour, day, barrel, or project depending on the type of service performed based upon service agreements with customers. Revenue is recognized when goods or services are transferred to customers in an amount that reflects consideration for which entitlement is expected in exchange for those goods or services. Amounts are billed upon completion of service or transfer of a product and are generally due within 30 days.

Water infrastructure (consisting of water disposal and water sourcing) revenues include saltwater disposal services, the delivery of recycled and sourced water to our customers. The saltwater disposal services include long-term contracts with terms ranging, generally, from 5 to 10 years, with some contracts either shorter or longer in duration. For recycled and sourced water, we enter contracts specific to the delivery requirements and specification of the water required by the customer. Most of our water recycling and sourcing contracts with customers are short-term in nature and are recognized as “over-time” performance obligations as the services are performed, generally completed within thirty days of receipt of the work order.

For most contracts, we utilize the “as-invoiced” practical expedient as the amount of consideration we have a right to invoice corresponds directly with the value of our performance to date. Performance obligations for service revenue are considered to be satisfied as the service is rendered based upon the terms of the related contract.

All outstanding accounts receivable, net of allowance, on the combined balance sheet are typically due and collected within the next 12 months. Additionally, each month-end we bill customers based upon completed and partially completed performance obligations through month-end providing us an unconditional right to payment for the services performed or products sold for the related period.

Risks and Uncertainties. As a service provider to the oil and natural gas industry, our revenue, profitability, and future growth are substantially dependent upon the prevailing and future prices for oil and natural gas, which are dependent upon numerous factors beyond our control such as economic, political, and regulatory developments; competition from other energy sources; and events that may impact supply of, and demand for, oil and natural gas. The energy markets have historically been very volatile and there can be no assurance of predictable oil and natural gas prices in the future. A substantial or extended decline in oil and natural gas prices could have a material adverse effect on our financial position, results of operations, and cash flows. Other risks

Gravity Water Intermediate Holdings LLC

Notes to Combined Financial Statements December 31, 2023
and uncertainties that could affect us in the current price environment include, but are not limited to, counterparty credit risk for our receivables, access to credit markets, and ability to meet financial ratios and covenants in our financing agreements.

Use of Estimates. Preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Management uses historical and other pertinent information to determine these estimates. Actual results could differ from those estimates. Areas where critical accounting estimates are made by management include: useful lives of property and equipment and intangible assets; impairment assessments of property and equipment and intangible assets; and allowance for expected credit losses.

Recent Accounting Pronouncements. In June 2016, the Financial Accounting Standards Board issued Accounting Standard Update (“ASU”) 2016-13, Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments (ASC 236). The new guidance amends the impairment model to utilize an expected loss methodology in place of the currently used incurred loss methodology, which will result in more timely recognition of losses. The Company adopted ASU 2016-13 prospectively as of January 1, 2023. The adoption did not have a material impact on the Company’s combined financial statements.

3.Notes Receivable

We provided financing in the form of promissory notes to two buyers in connection with sales of assets in 2022. The notes bear interest at rates varying from 5.75% to 12.5% annually and monthly payments, consisting of principal and interest, are made to Gravity. Interest income from the notes is reflected as other income in the accompanying combined statement of operations. The notes are collateralized by the assets sold. At December 31, 2023 the notes had a total outstanding balance of $5.5 million. The notes are set to mature in February 2025 and October 2026.

4.Long-Term Debt

A portion of Gravity’s third-party long-term debt was allocated to the Business for the year ended December 31, 2023 as the Business was jointly and severally liable for such debt. The outstanding debt and letters of credit of Gravity and allocations of debt to GWM at December 31, 2023 were as follows:

Gravity Water Intermediate Holdings LLC

Notes to Combined Financial Statements December 31, 2023
Gravity Term Loan. On December 5, 2019, Gravity (as “Borrower”), entered into a credit agreement allowing for term loan borrowings of $335.1 million (the “Gravity Term Loan”) and a credit agreement allowing for asset-based borrowings of up to $50.0 million, subject to a borrowing base (the “Gravity ABL”). The maturity date of the Gravity Term Loan was December 5, 2024. The maturity date of the Gravity ABL was the earlier of (a) December 5, 2024, (b) 91 days prior to the Gravity Term Loan maturity date or (c) any earlier date on which the commitments are reduced to zero or otherwise terminated pursuant to the terms of the Gravity ABL credit agreement. Gravity used the initial Gravity Term Loan borrowings to repay existing debt, finance an acquisition, and pay certain transaction costs. Debt obligations under the Gravity Term Loan were due to mature on December 5, 2024, however, see Note 13 for subsequent events regarding debt obligations.

The obligations under the Gravity Term Loan and the Gravity ABL were guaranteed by Gravity and each wholly owned subsidiary (collectively, the “Guarantors”) and secured on a first lien priority basis by certain assets of Gravity and the Guarantors and on a second lien priority basis by certain other property of Gravity and the Guarantors.

The Borrower was subject to a total leverage ratio, calculated quarterly, of combined total indebtedness minus unrestricted cash (not to exceed $50.0 million) to EBITDA, on a pro forma basis, for the last four consecutive fiscal quarters to date. The factors considered in the calculation of total leverage ratio were set forth in the Gravity Term Loan credit agreement, as amended. Per the amended Term Loan agreement, Gravity had to maintain a total leverage ratio of no greater 3.50 to 1.00.

Gravity was in compliance with all covenants and had no borrowings and $3.3 million of letters of credit outstanding under the Gravity ABL at December 31, 2023. Gravity’s availability at December 31, 2023 was $46.7 million.

The average interest rate on the Gravity Term Loan was 12.2% for the year ended December 31, 2023, exclusive of the original issue discount, but including the paid in-kind interest.

Interest expense of Gravity and allocations of interest expense to GWM for the year ended December 31, 2023 were as follows:

Original issue discount and deferred financing costs were amortized ratably to interest expense over the term of the related Term Loan.

Gravity Water Intermediate Holdings LLC

Notes to Combined Financial Statements December 31, 2023
5.Property and Equipment

Property and equipment consist of the following at December 31, 2023:

For the year ended December 31, 2023, depreciation expense on property and equipment was $18.8 million.

6.Intangible Assets

The following sets forth the identified intangible assets by major asset class:

Gravity Water Intermediate Holdings LLC

Notes to Combined Financial Statements December 31, 2023
Amortization expense for the year ended December 31, 2023 was $9.4 million. The table below shows estimated future amortization expense related to intangible assets:

7.Accrued Liabilities

Accrued liabilities consist of the following at December 31, 2023:

8.Fair Value Measurements

Accounting standards pertaining to fair value measurements establish a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include:

Level 1    Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2    Include other inputs that are directly or indirectly observable in the marketplace.

Level 3    Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable. These fair value measurements require significant judgment.

We had no liabilities measured at fair value on a recurring basis as of December 31, 2023.

9.Commitments and Contingencies

Environmental. We are subject to various federal, state and local environmental laws and regulations that establish standards and requirements for the protection of the environment. We cannot predict the future impact of such standards and requirements which are subject to change and can have retroactive effects. We continue to monitor the status of these laws and regulations. Management is not aware of new environmental regulations which might result in a material adverse impact to our financial position, liquidity, capital resources or future results of operations.

Gravity Water Intermediate Holdings LLC

Notes to Combined Financial Statements December 31, 2023
Currently, we have not been fined, cited or notified of any environmental violations that would have a material adverse effect upon its financial position, liquidity or capital resources. However, management does recognize that by the very nature of our business, material costs could be incurred in the near term to maintain compliance. The amount of such future expenditures is not determinable due to several factors, including the unknown magnitude of possible regulation or liabilities, the unknown timing and extent of the corrective actions which may be required, the determination of our liability in proportion to other responsible parties and the extent to which such expenditures are recoverable from insurance or indemnification.

Litigation. From time to time, we are a party to litigation or other legal proceedings that we consider to be a part of the ordinary course of business. In the opinion of management, the ultimate liability, if any, from these actions will not be material to our financial position, results of operations or cash flows.

Leases. Leases with an initial term of 12 months or less are not recorded on the balance sheet and lease expense for these leases is recognized on a straight-line basis over the lease term. We have several short-term leases including month-to-month agreements that continue in perpetuity until the lessor or we terminate the lease agreement. Due to the volatility of oil prices and the short-term nature of our jobs, we have determined that no short-term leases with indefinite renewals are reasonably certain to last more than a year into the future. When available, we use the rate implicit in the lease to discount lease payments to present value; however, most of our leases do not provide a readily determinable implicit rate. Therefore, we estimate the incremental borrowing rate based on what we would pay to borrow on a collateralized basis, over a similar term based on information available at lease commencement.

We lease certain facilities and equipment to support our operations. The operating leases include options to renew or terminate. We generally do not include renewal or termination options in our assessment of the leases unless extension or termination for certain assets is deemed to be reasonably certain. The accounting for some of our leases may require significant judgment, which includes determining whether a contract contains a lease, determining the incremental borrowing rates to utilize in our net present value calculation of lease payments for lease agreements which do not provide an implicit rate and assessing the likelihood of renewal or termination options.

Components of leases are as follows at December 31, 2023:

1Included in property and equipment, net on the combined balance sheet.

1Included in current portion of long-term debt on the combined balance sheet.

Gravity Water Intermediate Holdings LLC

Notes to Combined Financial Statements December 31, 2023
1Included in long-term debt, net of current portion on the combined balance sheet.

Components of lease expense are as follows:

Supplemental information related to our leases for the year ended December 31, 2023 was as follows:

Future minimum lease commitments for leases with initial or remaining terms of one year or more at December 31, 2023, are payable as follows:

1Included in long-term debt on the combined balance sheet.

Gravity Water Intermediate Holdings LLC

Notes to Combined Financial Statements December 31, 2023

10.Related Party Transactions and Parent Net Investment

Related Party Transactions. Transactions between related parties are considered to be related party transactions even though they may not be given accounting recognition. The Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 850, Related Party Disclosures (“ASC Topic 850”), requires transactions with related parties that would make a difference in decision making to be disclosed so that users of the carve-out combined financial statements can evaluate their significance.

During the year ended December 31, 2023, there were no related party transactions, except for the management and administrative services provided by Gravity to GWM, which totaled $6.4 million.

Affiliate receivable. A cash deposit made by Gravity that is attributable to GWM’s business is reflected as affiliate receivable on the accompanying combined balance sheet.

Employee Benefit Plans. Certain Business employees participate in the defined contribution benefit plan sponsored by Gravity, which includes employees from other Gravity subsidiaries. The Business’s share of the defined contribution plan costs was $0.3 million for the year ended December 31, 2023.

Parent Net Investment. Parent net investment reflects the financial reporting basis of GWM’s assets and liabilities and changes due to capital contributions and losses. Net activity attributable to GWM is reflected in parent net investment in the accompanying combined financial statements.

11.Revenue Recognition

Revenue is measured as consideration specified in a contract with a customer and excludes any sales incentives and amounts collected on behalf of third parties.

The following table summarizes our revenue by geography for the year ended December 31, 2023:

Gravity Water Intermediate Holdings LLC

Notes to Combined Financial Statements December 31, 2023
12.Income Taxes

The components of income tax expense (benefit) for the year ended December 31, 2023 are as follows:

Significant components of deferred tax assets and liabilities as of December 31, 2023 are as follows:

Gravity Water Intermediate Holdings LLC

Notes to Combined Financial Statements December 31, 2023
The differences between income taxes expected at the U.S. federal statutory rate (21%) and the reported income tax expense (benefit) are summarized as follows:

As computed on a separate return basis, with the combined historical results of the Business presented on a managed basis as discussed in Note 1, at December 31, 2023 GWM had federal and state net operating loss carryforwards of $3.9 million and $0.7 million, which may be carried forward indefinitely.

GWM is subject to Internal Revenue Code (“IRC”) Section 163(j) which disallows a deduction for business interest when net business interest expense exceeds 30% of adjusted taxable income, plus floor financing interest. At December 31, 2023, GWM had a disallowed net business interest deduction of $31.7 million, which can be carried forward indefinitely.

A valuation allowance is provided for deferred tax assets if it is more likely than not that these items will not be realized. In assessing the realizability of deferred tax assets, GWM considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. At December 31, 2023, GWM did not provide for a valuation allowance, as management determined that it is more likely than not that its deferred tax assets will be realized.

GWM assessed whether it had any significant uncertain tax positions related to open tax years and concluded there were none. Accordingly, no reserve for uncertain tax positions has been recorded as of December 31, 2023. Gravity as the tax filer is no longer subject to tax examinations for U.S. federal income tax purposes for fiscal years prior to 2020 and fiscal years prior to 2019 for multiple state jurisdictions.

13.Subsequent Events

On April 19, 2024, Gravity Water Midstream LLC successfully closed a refinancing which resulted in a full payoff of all outstanding debt and accrued liabilities under the Gravity Term Loan and the Gravity ABL allocated to GWM. At close, the Company entered into new credit agreements allowing for borrowings at Gravity Water Midstream LLC as outlined below.

2024 Water Term Loan. Gravity Water Midstream LLC entered into a credit agreement allowing for term loan borrowings of $150.0 million (the “2024 Water Term Loan”) that matures April 19, 2029, bears interest at SOFR plus an applicable margin and is subject to certain covenants as outlined in the agreement. We used the initial 2024 Water Term Loan borrowings to repay existing allocated debt and pay certain transaction costs with an additional $12.3 million in proceeds after full payoff

Gravity Water Intermediate Holdings LLC

Notes to Combined Financial Statements December 31, 2023
of existing allocated indebtedness under the Gravity Term Loan and the Gravity ABL being held on Gravity Water Midstream LLC’s balance sheet for general corporate purposes.
2024 Water ABL. Gravity Water Midstream LLC also entered into a credit agreement allowing for asset-based borrowings of up to $20.0 million (the “2024 Water ABL”). Subject to obtaining commitments from existing or new lenders, the Company has the option to increase the maximum amount under the 2024 Water ABL by $5.0 million, subject to certain administrative requirements. The maturity date of the 2024 Water ABL is the earlier of (a) October 19, 2028, (b) 180 days prior to the 2024 Water Term Loan maturity date or (c) any earlier date on which the commitments are reduced to zero or otherwise terminated pursuant to the terms of the 2024 Water ABL credit agreement. The 2024 Water ABL was undrawn at close of refinancing. Amounts drawn under the 2024 Water ABL will bear interest based on a leverage ratio level and will be subject to certain covenants as outlined in the agreement.